Exhibit 10.1

AMENDMENT NO. 1 TO

EMPLOYMENT AGREEMENT

This Amendment No. 1 to the Employment Agreement for Robert W. Henley (“Amendment”) is made, effective as of June 1, 2012, by and between NVR, Inc., a Virginia corporation (the “Company”) and Robert W. Henley (“Executive”).

Recitals:

WHEREAS, Executive and the Company previously entered into an Employment Agreement, effective as of January 2, 2011, (the “Employment Agreement”); and

WHEREAS, Executive and the Company desire to further amend the Employment Agreement to change the Executive’s base salary and title.

Agreement:

NOW, THEREFORE, in consideration of the agreements contained herein and of such other good and valuable consideration, the sufficiency of which Executive acknowledges, the Company and Executive, intending to be legally bound, agree as follows:

1. The second sentence of Section 1.1 is replaced in the entirety to read as follows:

“The Executive will serve in the capacity of President of NVR Mortgage Finance, Inc.”

2. The first sentence of Section 3.1 is replaced in the entirety to read as follows:

“As compensation for all services rendered pursuant to this Agreement, the Company will pay to the Executive an annual base salary of THREE HUNDRED THOUSAND DOLLARS ($300,000) payable in equal monthly installments of TWENTY FIVE THOUSAND DOLLARS AND NO CENTS ($25,000.00).”

3. Except as set forth in this Amendment, the Employment Agreement shall remain unchanged and shall continue in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment on the date first written above.

NVR, INC.

By:	/s/ Joseph Madigan
	Name:	Joseph Madigan
	Title:	Senior Vice President Human Resources

EXECUTIVE

/s/ Robert W. Henley
	Name:	Robert W. Henley